Exhibit 10.2

October 2, 2020

Dear Clay,

CONGRATULATIONS!

I am pleased to offer you the position of Vice President, Chief Accounting Officer with Lowe’s Companies, Inc. In this position, you will report to David M. Denton, Executive Vice President, Chief Financial Officer. The effective date of your promotion is 10/03/2020.

The details of our offer include:

POSITION	Vice President, Chief Accounting Officer
JOB GRADE	Grade 73
BASE SALARY	$ 310,000.00
ANNUAL TARGET BONUS OPPORTUNITY	50%
TARGET TOTAL CASH OPPORTUNITY	$ 465,000.00
TARGET LONG-TERM INCENTIVE OPPORTUNITY*	$ 200,000.00
TARGET TOTAL DIRECT COMPENSATION	$ 665,000.00
* Long Term Incentive Opportunity represents the current award value opportunity. Award Opportunity is subject to change as determined by the Compensation Committee. Actual award amounts may vary based on performance.

UNDERSTANDING YOUR OFFER
Salary

Your salary will be paid on a bi-weekly basis. This statement of an annual salary shall not be construed as an employment contract for a defined term.

Bonus Incentive

Your position is eligible to participate in the Lowe’s Management Bonus Plan. Your bonus for 2020 will be prorated based on your date of promotion. The participating positions, bonus opportunity level and performance criteria are established annually by the Compensation Committee of the Board of Directors and communicated to participants. To be eligible for your annual bonus payment, you must be actively employed in a bonus eligible position with Lowe’s as described in the Lowe’s Management Bonus Plan and the payout target will be prorated based on your promotion date. Additional details on bonus plan guidelines, criteria, and goals will be provided to participants in a bonus plan document via the My Wealth tab in My Lowe’s Life.

Long Term Incentive Plan

This position is currently eligible to participate in the Lowe’s Long Term Incentive Plan (the “LTI Plan”). The plan provides long-term performance incentives in the form of stock options, restricted shares of stock, stock appreciation rights, stock awards, or performance share awards. The Compensation Committee of the Board of Directors reviews and approves eligible participants, terms of the long-term incentive grants and grant sizes. You will receive any annual or off-cycle grant in accordance with the Lowe’s Long Term Incentive Plan.

Compliance with Confidentiality Obligations

You acknowledge and understand that Lowe’s has extended an offer of employment to you based on your extensive experience and general skills that you have developed over your career – not because of any knowledge of confidential or proprietary information belonging to your prior employers, to the extent you have any such knowledge. You are prohibited from using or disclosing any such information to Lowe’s prior to or during any employment with Lowe’s or any of its affiliates. In addition, you acknowledge and understand Lowe’s expects those accepting employment will honor any legally binding and valid non-solicitation requirements they may have with their prior employers and that you represent that you have disclosed any such requirements that you may have, or your previous employer(s) may claim you have to your Lowe’s Talent Acquisition contact or hiring manager for Lowe’s consideration prior to receiving this offer. You further understand that Lowe’s expects and this offer is contingent on your continued compliance with any such non-solicitation obligations while employed at Lowe’s. You also affirm that you have disclosed and provided to your hiring manager or Lowe’s Talent Acquisition contact any non-competition agreements or obligations from any prior employer(s) which may be in effect and which may adversely impact your ability to perform services for Lowe’s.

Benefits

You will continue to be eligible for your current level of benefits and vacation time.

Eligibility for Employment

You agree that the above offer is based solely on the promises herein and that this offer letter along with any exhibits thereto, contains all the promises and representations made to you, and you acknowledge that there are no other representations upon which you rely in accepting employment with the company. The terms of this offer are contingent upon the execution and return of the attached agreement titled “Agreement to Arbitrate Disputes” with your signed offer letter.
By signing this document, you acknowledge employment with Lowe’s is governed by the “Employment At Will” doctrine and is terminable at the will of either party, with or without cause, at any time and for any reason. This policy cannot be modified except in writing, signed by the Chief Executive Officer of Lowe’s.

If you have any questions about your offer, please reach out to me. Congratulations on the next chapter of your career at Lowe’s!

Best Regards,

David M. Denton
Executive Vice President, Chief Financial Officer
Lowe’s Companies, Inc.

ACCEPTANCE OR DECLINATION OF OFFER OF EMPLOYMENT

☐ I accept Lowe’s offer with the terms and conditions of employment as described herein.

☐ I decline Lowe’s offer with the terms and conditions of employment as described herein.

Reason for Declination: ____________________________________________________________

__________________________________________________ / /
Dan Clay Griggs, Jr. (Date)

LOWE’S COMPANIES, INC.
Agreement to Arbitrate Disputes

In exchange for the mutual promises in this Agreement, your employment by LOWE’S COMPANIES, INC,, a North Carolina corporation its parents, subsidiaries, and affiliates (hereinafter “Lowe’s”), which you hereby accept, you and Lowe’s agree that any controversy between you and Lowe’s (including agents of Lowe’s and any of Lowe’s predecessors, including but not limited to Lowe’s Home Centers, Inc. and Lowe’s HIW, Inc.) arising out of your employment or the termination of your employment shall be settled by binding arbitration,(at the insistence of either you or Lowe’s, conducted by a single arbitrator under the current applicable rules, procedures and protocols of JAMS, Inc. (“JAMS”) or the American Arbitration Association (“AAA”), as may be amended from time to time. The most current version of the JAMS and AAA rules are currently available at: http://www.jamsadr.com and http://www.adr.org, respectively. Lowe’s also can provide you with hard copies of the JAMS and AAA rules upon request. Notwithstanding these rules, all parties to the arbitration shall have the right to file a dispositive motion, and shall not be required to seek permission from the arbitrator to do so. Should the AAA and JAMS decline to administer the arbitration for any reason, the parties will select an arbitrator using the procedures employed by the AAA, who will employ the AAA Rules. In this event, the list of potential arbitrators for selection must include only individuals who are attorneys with at least 10 years of experience in employment law.

THIS AGREEMENT TO ARBITRATE DISPUTES MEANS THAT, EXCEPT AS PROVIDED HEREIN, THERE WILL BE NO COURT OR JURY TRIAL OF DISPUTES BETWEEN YOU AND LOWE’S WHICH ARISE OUT OF YOUR EMPLOYMENT OR THE TERMINATION OF YOUR EMPLOYMENT. You and Lowe’s agree, however, that only a court of competent jurisdiction may interpret this Agreement to Arbitrate Disputes and resolve challenges to its validity and enforceability, including but not limited to the Class Action Waiver and Representative Waiver discussed below. The arbitrator shall have no jurisdiction or power to make such determinations.

This Agreement to Arbitrate Disputes is intended to be broad and to cover, to the extent otherwise permitted by law, all such disputes between you and Lowe’s including but not limited to those arising out of federal and state statutes and local ordinances, such as: Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1866; the Sarbanes-Oxley Act of 2002; the Equal Pay Act; the Fair Labor Standards Act; the Pregnancy Discrimination Act; the Family Medical Leave Act; the Americans with Disabilities Act; the Fair Credit Reporting Act; and any similar federal, state and local laws. However, this provision is not applicable to (1) your rights under Workers’ Compensation Law, which are governed under the special provisions of that law, or (2) your rights under the Employee Retirement Income Security Act (ERISA). This Agreement also does not preclude you from filing a claim or charge with a federal, state or local administrative agency, such as the Equal Employment Opportunity Commission, the National Labor Relations Board, or similar state or local agencies.

The parties will select a mutually agreeable arbitration location.

If you initiate arbitration, you will be responsible for paying a filing fee of $150, which is equal to or less than the fee you would have to pay if you filed a complaint in federal court. The arbitrator will have the authority to waive this filing fee if you can prove financial hardship. Lowe’s will bear the remainder of the arbitration filing fees and the fees and expenses of the arbitrator.

CLASS ACTION WAIVER. To the extent permissible by law, there shall be no right or authority for any dispute to be arbitrated as a class action or collective action (“Class Action Waiver”). THIS MEANS THAT ALL DISPUTES BETWEEN YOU AND LOWE’S ARISING OUT OF YOUR EMPLOYMENT OR THE TERMINATION OF YOUR EMPLOYMENT SHALL PROCEED IN ARBITRATION SOLELY ON AN INDIVIDUAL BASIS, AND THAT THE ARBITRATOR’S AUTHORITY TO RESOLVE ANY DISPUTE AND TO MAKE WRITTEN AWARDS WILL BE LIMITED TO YOUR INDIVIDUAL CLAIMS.

REPRESENTATIVE ACTION WAIVER. To the extent permissible by law, there shall be no right or authority for any dispute to be arbitrated as a representative action or as a private attorney general action, including but not limited to claims brought pursuant to the Private Attorney General Act of 2004, Cal. Lab. Code § 2698, et seq. (“Representative Action Waiver”). THIS MEANS THAT YOU MAY NOT SEEK RELIEF ON BEHALF OF ANY OTHER PARTIES IN ARBITRATION, INCLUDING BUT NOT LIMITED TO SIMILARLY AGGRIEVED EMPLOYEES. THE ARBITRATOR’S AUTHORITY TO RESOLVE ANY DISPUTE AND TO MAKE WRITTEN AWARDS WILL BE LIMITED TO YOUR INDIVIDUAL CLAIMS.

If any part of this Agreement to Arbitrate Disputes is found by a court of competent jurisdiction to be unenforceable, the court shall reform the Agreement to the extent necessary to cure the unenforceable part(s), and the parties will arbitrate their dispute(s) without reference to or reliance upon the unenforceable part(s). However, if a court of competent jurisdiction finds the Class Action Waiver and/or Representative Action Waiver unenforceable for any reason, then the unenforceable waiver provision shall be severable from this Agreement, and any claims covered by any deemed unenforceable waiver provision may only be litigated in a court of competent jurisdiction, but the remainder of the agreement shall be binding and enforceable.

You and Lowe’s agree that this Agreement to Arbitrate Disputes shall apply to all positions you may hold as an employee of Lowe’s.

To the extent you and Lowe’s previously agreed to arbitrate disputes, this Agreement modifies and supplements that agreement. If any term or provision in this Agreement conflicts with any prior agreement to arbitrate disputes, the terms of this Agreement shall control. If any term or provision in this Agreement is found to be unenforceable for any reason, then the remainder of this Agreement shall be binding and enforceable, as noted above. However, if this entire Agreement is found to be unenforceable, then the previous agreement to arbitrate disputes shall control.
BY ACCEPTING EMPLOYMENT WITH LOWE’S AND ACCEPTING THIS AGREEMENT, YOU ACKNOWLEDGE THAT YOU HAVE READ AND UNDERSTAND THE ABOVE PROVISIONS AND AFFIRMATIVELY AGREE TO BE BOUND BY THE TERMS OF THIS AGREEMENT TO ARBITRATE DISPUTES.

LOWE’S COMPANIES, INC.	EMPLOYEE

(Signature)	(Signature)

(Print Name)	(Print Name)